UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

BERRY PLASTICS CORPORATION (f/k/a Berry Plastics Holding Corporation) (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	333-138380 (Commission File Numbers)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
NA (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

EVANSVILLE, INDIANA, October 13, 2009 - Berry Plastics Corporation announced today that it intends to acquire in excess of 99.99% of the common stock of Pliant Corporation upon the emergence of Pliant from bankruptcy.

On October 6, 2009, the U.S. Bankruptcy Court for the District of Delaware confirmed the joint reorganization plan proposed by an affiliate of Apollo Management, L.P. and Pliant.  As a part of the Plan, Berry is entitled to receive up to 25% of the common equity of Pliant.  Berry now also intends to acquire the remaining 75% of the common stock available under the Plan.  Berry is currently evaluating its options with respect to financing the equity investment in Pliant.  Pliant will remain separately capitalized as an unrestricted subsidiary of Berry.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets.  Pliant operates 18 manufacturing facilities around the world, and employs approximately 2,900 people with annual net sales of $1.1 billion for the year ended December 31, 2008.

Ira Boots, Chairman and CEO of Berry Plastics Corporation, stated “Pliant Corporation brings to Berry an important group of customers, employees, manufacturing locations and products.  Their film product line enhances Berry’s current offering with innovation and broader market appeal.  Berry’s rigid plastic packaging offering will be extended with the addition of Pliant’s flexible packaging.  With Berry acquiring Pliant, customers will be better served with a financially strengthened full service company.”

Berry will operate Pliant as an additional operating division.  The transaction is anticipated to close by the end of the year.  The Berry transaction described above is subject to receipt by Berry of necessary financing and customary regulatory approvals.  An affiliate of Apollo Management remains obligated to fulfill its obligations under the Plan should these conditions not be satisfied.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1  News Release, dated October 13, 2009, announcing Berry Plastics Corporation’s intent to acquire in excess of 99.99% of the common stock of Pliant Corporation upon the emergence of Pliant from bankruptcy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: October 14, 2009	By:	/s/ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	News Release dated October 13, 2009 titled “Berry Plastics Corporation to Acquire Pliant Corporation.”